Exhibit 20.12

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - June 2006

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		18.04%
Delinquency Rate:	30 to 59 days	1.12%
	60 to 89 days	0.71%
	90 + days	1.51%

Excess Spread Analysis

	Series	COMT 1998-1
	Portfolio Yield	18.35%
	Weighted Average Coupon	6.33%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	2.61%

Excess Spread Percentage:	Jun-06	7.91%
	May-06	8.85%
	Apr-06	7.70%
	3-Month Average Excess Spread	8.16%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - June 2006

Capital One Master Trust (COMT)

Series		COMT 1999-3
Size		$500 MM
Expected Maturity (Class A)		07/17/2006

Gross Monthly Payment Rate		18.04%
Delinquency Rate:	30 to 59 days	1.12%
	60 to 89 days	0.71%
	90 + days	1.51%

Excess Spread Analysis

	Series	COMT 1999-3
	Portfolio Yield	18.35%
	Weighted Average Coupon	5.48%
	Servicing Fee Percentage	1.50%
	Net Loss Rate	2.61%

Excess Spread Percentage:	Jun-06	8.76%
	May-06	9.71%
	Apr-06	8.38%
	3-Month Average Excess Spread	8.95%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - June 2006

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1000 MM
Expected Maturity (Class A)		08/15/2007

Gross Monthly Payment Rate		18.04%
Delinquency Rate:	30 to 59 days	1.12%
	60 to 89 days	0.71%
	90 + days	1.51%

Excess Spread Analysis

	Series	COMT 2000-3
	Portfolio Yield	18.35%
	Weighted Average Coupon	5.50%
	Servicing Fee Percentage	2.00%
	Net Loss Rate	2.61%

Excess Spread Percentage:	Jun-06	8.24%
	May-06	9.19%
	Apr-06	7.86%
	3-Month Average Excess Spread	8.43%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - June 2006

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-5	COMT 2001-6
Size		$1200 MM	$1000 MM	$1300 MM
Expected Maturity (Class A)		02/15/2008	08/15/2006	08/15/2008

Gross Monthly Payment Rate		18.04%	18.04%	18.04%
Delinquency Rate:	30 to 59 days	1.12%	1.12%	1.12%
	60 to 89 days	0.71%	0.71%	0.71%
	90 + days	1.51%	1.51%	1.51%

Excess Spread Analysis

	Series	COMT 2001-1	COMT 2001-5	COMT 2001-6
	Portfolio Yield	18.35%	18.37%	18.35%
	Weighted Average Coupon	5.39%	5.46%	5.37%
	Servicing Fee Percentage	2.00%	2.00%	2.00%
	Net Loss Rate	2.61%	2.61%	2.61%

Excess Spread Percentage:	Jun-06	8.35%	8.30%	8.37%
	May-06	9.33%	9.27%	9.32%
	Apr-06	8.10%	8.16%	8.01%
	3-Month Average Excess Spread	8.59%	8.58%	8.57%

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - June 2006

Capital One Master Trust (COMT)

Series		COMT 2001-8
Size		$1000 MM
Expected Maturity (Class A)		10/16/2006

Gross Monthly Payment Rate		18.04%
Delinquency Rate:	30 to 59 days	1.12%
	60 to 89 days	0.71%
	90 + days	1.51%

Excess Spread Analysis

	Series	COMT 2001-8
	Portfolio Yield	18.35%
	Weighted Average Coupon	4.90%
	Servicing Fee Percentage	2.00%
	Net Loss Rate	2.61%

Excess Spread Percentage:	Jun-06	8.84%
	May-06	9.82%
	Apr-06	8.73%
	3-Month Average Excess Spread	9.13%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - June 2006

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1000 MM	$620 MM	$750 MM
Expected Maturity (Class A)		01/15/2009	03/15/2007	05/15/2007

Gross Monthly Payment Rate		18.04%	18.04%	18.04%
Delinquency Rate:	30 to 59 days	1.12%	1.12%	1.12%
	60 to 89 days	0.71%	0.71%	0.71%
	90 + days	1.51%	1.51%	1.51%

Excess Spread Analysis

	Series	COMT 2002-1	COMT 2002-2	COMT 2002-4
	Portfolio Yield	18.35%	18.35%	18.35%
	Weighted Average Coupon	5.42%	5.35%	5.17%
	Servicing Fee Percentage	2.00%	2.00%	2.00%
	Net Loss Rate	2.61%	2.61%	2.61%

Excess Spread Percentage:	Jun-06	8.32%	8.39%	8.57%
	May-06	9.30%	9.37%	9.54%
	Apr-06	8.07%	8.14%	8.46%
	3-Month Average Excess Spread	8.56%	8.63%	8.86%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.